Exhibit 107.1

FORM SF-3

Calculation of Filing Fee Tables

SF-3

(Form Type)

Discover Card Execution Note Trust

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant: 0001645731

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset- Backed Securities	Asset- Backed Notes	457(s)(2)	(2)	100%	(2)	(2)	(2)

Fees Previously Paid	Discover Card Master Trust I, Series 2007-CC Collateral Certificate(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)

Carry Forward Securities

Carry Forward Securities	Asset- Backed Securities	Asset- Backed Notes	415(a)(6) (3)	12,100,000,000	100%	12,100,000,000			SF-3	333-260957, 333-260957-01 and 333-260957-02	November 24, 2021	$1,121,670

	Total Offering Amounts(2)(3)					12,100,000,000		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets						$0.00

	Net Fee Due						$0.00

(1)	Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(2)

The registrant is registering an unspecified amount of Asset-Backed Notes as may from time to time be offered at unspecified prices and is deferring payment of all of the registration fees for any such Asset-Backed Notes in accordance with Rule 456(c) and Rule 457(s) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act until after the registrant offers and sells all carry forward securities.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein include $12,100,000,000 aggregate principal amount of Notes that were previously registered on the Registrant’s registration statement on Form SF-3 (File nos. 333-260957, 333-260957-01 and 333-260957-02) with an initial effective date of November 24, 2021 , but which were unsold, (the “Unsold Securities”). A filing fee of $1,121,670 was paid in connection with the Unsold Securities.

(4)	No additional consideration will be paid by the purchasers of the Asset-Backed Notes for the Series 2007-CC Collateral Certificate, which is pledged as security for the Notes.